EXHIBIT 99.1
                                                             ------------


                  SEPARATION AGREEMENT AND GENERAL RELEASE
                  ----------------------------------------

        This Separation Agreement and General Release (this "Agreement") is made as of this 12th day of December 2006 (the "Effective Date"), by and between Jeff Scherb (the "Employee") and Heidrick & Struggles International, Inc. and its affiliates (collectively, the "Company"), concerning the termination of Employee's employment with the Company.

        WHEREAS, the Company and the Employee entered into a Letter Agreement dated September 15, 2005 (the "Letter Agreement");

        WHEREAS, the Employee's employment as Chief Information Officer, Chief Operating Officer of the European Region, and Head of Knowledge Management Center in India, will be terminated by the Company effective on December 31, 2006 (the "Termination Date"); and

        WHEREAS, the Company and the Employee intend that this Agreement shall be in complete settlement of all rights of the Employee under the Letter Agreement or otherwise relating to his employment by the Company.

        NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Employee agree as follows:

        1. TERMINATION. The Employee's employment as Chief Information Officer, Chief Operating Officer of the European Region, and Head of Knowledge Management Center in India and all other officer, director and other positions held by the Employee with the Company shall terminate as of the close of business on the Termination Date.
   Through the Termination Date, the Employee will continue to: (a) serve as an employee of the Company with the same duties and responsibilities as before and under the same terms and conditions set forth in his Letter Agreement, (b) be paid his currently monthly salary ($33,333.33 per month), and (c) be eligible to participate in all benefit plans and programs available to employees of Heidrick & Struggles, Inc. generally, in accordance with the terms of such plans and programs. Any business expenses properly incurred by the Employee prior to the Termination Date will be reimbursed in accordance with the Company's expense reimbursement policy.

        2. 2006 BONUS PAYMENTS. The Employee shall receive a 2006 bonus payment of $210,000 from the Company ("Bonus Payment"), which will be paid at the same time as bonus payments are made to other employees in early 2007. Such payment is contingent, however, upon Employee's delivery to the Company of an executed General Release and Waiver, which is attached as EXHIBIT A to this Agreement (the "Release"), during the 21-day period following the Termination Date with such delivery pursuant to Section 16(d) below.




        3.   OTHER PAYMENTS.

             (a) SEVERANCE. The Employee shall receive a severance payment (the "Severance Payment") of: (i) 12 months of Base Salary equal to $400,000, and (ii) 12 months of Target Bonus equal to $262,500, for a total a lump-sum severance payment of $662,500. To avoid subjecting the Employee to the payment of any interest or additional tax imposed under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Severance Payment will be paid to the Employee six months after the Termination Date. The Company's obligation to pay the Severance Payment is conditioned upon the Employee's execution of this Agreement and the Release, and the continued compliance by the Employee with all of the terms and conditions of this Agreement.

             (b) SCHOOL FEES. The Company has already paid for the Employee's children's school fees through July 2007 in the amount of $105,770. The Company will not request a refund for these fees already paid. The Company will not, however, be liable or pay for any further school fees.

             (c) HOUSING (EXISTING LEASE). The Company has already made certain payments toward the Employee's housing lease through July 23, 2007. The Company will not request a refund for the amount already paid nor cancel the lease, and the Company further will make such additional payments toward the Employee's housing lease as may be required under such lease; provided, however, that the Company's total additional obligation hereunder will not exceed $105,760. The Company will not be liable for nor pay for any other housing expenses.

             (d) RELOCATION FEES. In accordance with the Company's applicable policies on expense reimbursement, the Company will reimburse the Employee for the following expenses incurred in connection with the Employee's relocation back to the United States from London, England: (i) reasonable moving expenses for normal household goods, not to exceed $8,000, and (ii) one way business class flights from London, England for the Employee and his family members who will be relocating back with the Employee. Such Relocation Fees will be reimbursed to the Employee subject to the provision of actual expenses invoiced. Such relocation must occur no later than 15 August 2007 to be eligible for this reimbursement.

             (e) TAX PREPARATION FEES. In accordance with the Company's applicable policies on the payment and/or reimbursement of fees for professional tax preparation for EX PATRIATED employees, the Company will pay and/or reimburse the Employee for fees incurred in the preparation of the Employee's personal income tax returns for the years in which the Employee was employed by the Company in London, United Kingdom; and/or received income from the

        Company for his service on behalf of the Company in London, United Kingdom, regardless of when that income was earned.

        4.   EQUITY AWARDS.

             (a) Subject to Sections 4(b) and (c) below and effective as of the Termination Date, the Employee shall forfeit and/or relinquish any and all interests and rights in and under all unvested equity awards granted under any plan or program maintained by the Company, and all option awards which are vested as of the Termination Date shall continue to be exercisable for a period of sixty (60) days following the Termination Date. Other than the awards set forth on EXHIBIT B hereto, the Employee acknowledges and agrees that he does not possess, nor is he entitled to, any other equity awards under any plan or program of the Company.

             (b) Six months after the Termination Date, the Employee shall be paid an amount equal to the product of (i) the result of
        (A) the number of options which would have vested to the Employee on the Termination Date had his option awards provided for pro-rata daily vesting less (B) the number of options that were vested to the Employee on the Termination Date, MULTIPLIED BY
        (ii) the result of (A) the December 29, 2006 closing price of Heidrick & Struggles International, Inc. common stock as recorded on the New York Stock Exchange and as reported in THE WALL STREET JOURNAL (the "Closing Price") less (B) the exercise price for such option.

             (c) Six months after the Termination Date, the Employee shall be paid an amount equal to the product of (i) the result of
        (A) the number of shares restricted stock that would have vested to the Employee on the Termination Date had his restricted stock award provided for pro-rata daily vesting less (B) the number of shares of restricted stock per such award that were vested to the Employee on the Termination Date, MULTIPLIED BY (ii) the Closing Price.

        5. TERMINATION OF BENEFITS. Except as specifically provided in this Agreement with respect to plans or arrangements specifically identified in this Agreement, the Employee's continued participation in all employee benefit plans (pension and welfare) and compensation plans will cease as of the Termination Date. Any payments made to the Employee pursuant to this Agreement, other than with respect to the continued payment of salary to the Termination Date, shall be disregarded for purposes of determining the amount of benefits to be accrued on behalf of the Employee under any pension or other benefit plan maintained by the Company. Nothing contained herein shall limit or otherwise impair the Employee's right to receive pension or similar benefit payments which are vested as of the Termination Date under any applicable tax qualified pension or other tax qualified benefit plan.

        6. MEDICAL BENEFITS. The Employee's entitlement to continue family medical coverage, which shall include vision and dental coverage, under the benefit plans of the Company operated in the United States will be determined in accordance with the provisions of COBRA.

        7. NO OTHER PAYMENTS. The Employee agrees and acknowledges that, other than as specifically provided for in this Agreement, no additional payments are due from the Company on any basis whatsoever.

        8. RELEASE. As part of this Agreement, and in consideration of the additional payments provided to the Employee in accordance with this Agreement, the sufficiency of which is hereby acknowledged, the Employee is required to execute the Release within the 21-day period following the Termination Date, deliver the executed Release to the Company per Section 16(d) below, and not revoke the Release.

        9. ASSISTANCE WITH CLAIMS. The Employee agrees to cooperate with the Company or any affiliate in the defense, prosecution or evaluation of any pending or potential claims or proceedings involving or affecting the Company or any affiliate arising during the period of Employee's employment with the Company (the "Employment Period") or relating to any decisions in which the Employee participated or any matter of which the Employee had knowledge. The Employee agrees, unless precluded by law, to promptly inform the Company if he is asked to participate (or otherwise become involved) in any claims that may be filed against the Company or any affiliate relating to the Employment Period. The Employee also agrees, unless precluded by law, to promptly inform the Company if he is asked to assist in any investigation (whether governmental or private) of the Company or any affiliate (or their actions) relating to any matter, regardless of whether a lawsuit has then been filed against the Company or any affiliate with respect to such investigation. Specifically and without limitation, the Employee will attend and participate in meetings and interviews conducted by Company personnel, and/or attorneys appointed by the Company and may be represented by counsel who may attend such meetings and interviews, and execute written affidavits confirming the Employee's statements in such meetings in respect of any such matters; provided such meetings do not unreasonably interfere with the Employee's employment or self-employment entered into after the Termination Date. The Employee will make himself available for the foregoing at mutually convenient times during business hours from time to time as reasonably requested by the Company. Promptly upon the receipt of the Employee's written request, the Company agrees to reimburse the Employee for all reasonable out-of-pocket expenses associated with such cooperation, including, without limitation, meals, lodging, travel, and ground transportation expenses; provided, however, subject to Section 16(k) of this Agreement, that such reimbursement shall specifically exclude any fees for legal representation engaged by the Employee, that is not otherwise reimbursable pursuant to the Company's policies in effect at such time or the Company's By-Laws. This Paragraph 9 shall not preclude the Employee from responding to an inquiry in an honest manner.

        10. NON-DISPARAGEMENT. (a) The Employee agrees that on and after the Effective Date, he will not make any disparaging, critical or derogatory statement about the Company or any affiliate or their shareholders or any of their current or former officers, directors or employees or otherwise make disparaging comment on any aspects of the Employee's employment with the Company or the termination thereof; (b) the Company agrees not to make any disparaging, critical or derogatory statement (defined, solely for purposes of this paragraph 10(b), as a press release, filing with any governmental agency, web site posting or similar public disclosure made by the Company's executive officers) about the Employee or Employee's employment with the Company or the termination thereof; and (c) the provisions of this paragraph 10(a) and 10(b) shall not apply to testimony as a witness, any disclosure required by law to be made by the Company or the Employee, or the assertion of or defense against any claim of breach of this Agreement and shall not require either party to make false statements or disclosures.

        11. CONTINUED APPLICATION OF RESTRICTIVE COVENANTS CONTAINED IN LETTER AGREEMENT. Except as may be modified by the following provisions of this Paragraph 11, the Employee expressly acknowledges and agrees that he will continue to remain subject to the Confidentiality provision (Section 10) and Non-Solicitation/Non-Competition provisions (Section 11) of the Letter Agreement, and any confidentiality, non-solicitation and non-competition provisions entered into in connection with any other agreement or compensation award with the Company (the "Covenants"), and further agrees that the obligations under the Covenants are not limited in any way by this Agreement or termination from employment with the Company.

             (a) The Employee shall return all documents, records and property of the Company no later than the Termination Date. Without limiting the generality of the foregoing, the Employee shall return to the Company no later than the Termination Date any and all original and duplicate copies of all the Employee's work product and of files, calendars (except for personal calendars), books, records, notes, notebooks, customer lists and proposals to customers, manuals, computer equipment (including any desktop and/or laptop computers, handheld computing devices, home systems, computer disks and diskettes), mobile telephones (including SIM cards and the like), Blackberry devices, personal data assistants (PDAs), fax machines, and any other magnetic and other media materials the Employee has in his possession or under his control that belong to the Company that contain confidential or proprietary information concerning the Company or their clients or operations. The Employee also must return to the Company by the Termination Date any keys, credit cards and I.D. cards that belong to the Company or any of its affiliates but are in the Employee's possession or within the Employee's control.

             (b) The Employee agrees not to instigate or participate in any administrative or judicial proceeding against the Company or any affiliate (except for proceedings to enforce this Agreement) unless requested by the Company or otherwise required by law. Excluded from this covenant not to sue are any claims that by law cannot be waived, including but not limited to the right to participate in an investigation conducted by certain government agencies. The Employee is, however, waiving his right to any monetary recovery should any such agency (such as the Equal Employment Opportunity Commission) pursue any claims on his behalf.

             (c) Subject to the foregoing provisions of this Paragraph 11, the Company will continue to have the right to enforce such obligations of the Covenants.

        12. DISCLOSURE TO PROSPECTIVE NEW EMPLOYER(S). The Employee agrees that, prior to the commencement of any new employment, if prior to the end of the expiration of the restrictive provisions of the Covenants, he will furnish the prospective new employer with a copy of the provisions of this Agreement (and as needed, relevant provisions of the Letter Agreement or any other agreement with the Company) relating to the Covenants. The Employee also agrees that, during such period, the Company may advise any new employer or prospective new employer of the provisions of this Agreement relating to the Covenants and furnish the new employer or prospective new employer with a copy of such provisions (and as needed, relevant provisions of the Letter Agreement or any other agreement with the Company).

        13. WITHHOLDING FOR TAXES. All benefits and payments provided to the Employee pursuant to this Agreement, which are required to be treated as compensation shall be subject to all applicable tax withholding and reporting requirements.

        14. SETTLEMENT OF DISPUTES. The Settlement of Disputes provisions set forth in Section 12 of the Letter Agreement are hereby incorporated by reference and are made part of this Agreement and shall be applicable for all disputes as may arise hereunder, regardless of whether the Letter Agreement is, or may deemed to be, in full force and effect.

        15. ATTORNEYS FEES. In the event of any dispute with respect to a breach or asserted breach of this Agreement, the prevailing party as determined by the presiding judge or arbitration panel in said proceeding shall be entitled to recover such party's reasonable attorneys' fees and expenses from the other party.

        16.  MISCELLANEOUS.

             (a) BINDING EFFECT. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors and assigns.

             (b) APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any jurisdiction.

             (c) ENTIRE AGREEMENT. This Agreement reflects the entire agreement between the Employee and the Company and, except as specifically provided herein, supersedes all prior agreements and understandings, written or oral relating to the subject matter hereof, it being acknowledged, however, that the Employee shall continue to be subject to the Covenants. To the extent that the terms of this Agreement (including Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms or provisions of any other document, this Agreement (including Exhibits to this Agreement) shall be deemed to incorporate by reference such terms or provisions of such other documents.

             (d) NOTICES. Any notice pertaining to this Agreement shall be in writing and shall be deemed to have been effectively given on the earliest of (a) when received, (b) upon personal delivery to the party notified, (c) one business day after delivery via facsimile with electronic confirmation of successful transmission, (d) one business day after delivery via an overnight courier service or (e) five days after deposit with the United Postal Service, and addressed as follows:

        to the Employee at: Jeff Scherb
                            7 Hamilton Terrace
                            St. Johns Wood
                            London
                            NW8 9RE

        Or such other address as the Employee duly notifies the Company.

        to the Company at:  Heidrick & Struggles International, Inc.
                            233 South Wacker Drive
                            Suite 4200 Sears Tower
                            Chicago, IL 60606-6303
                            Attn:  General Counsel
                            Fax:  (312) 496-1612

             (e) WAIVER OF BREACH. The waiver by either party to this Agreement of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by such party. Continuation of benefits hereunder by the Company following a breach by the Employee of any provision of this Agreement shall not preclude the Company from thereafter exercising any right that it may otherwise independently have to terminate said benefits based upon the same violation.

             (f) AMENDMENT. This Agreement may not be modified or amended except by a writing signed by the parties to this Agreement.

             (g) COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile shall be deemed an original executed counterpart.

             (h) NO THIRD PARTY BENEFICIARIES. Unless specifically provided herein, the provisions of this Agreement are for the sole benefit of the parties to this Agreement and are not intended to confer upon any person not a party to this Agreement any rights hereunder.

             (i) TERMS AND CONSTRUCTION. Each party has cooperated in the drafting and preparation of this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against either party.

             (j) ADMISSIONS. Nothing in this Agreement is intended to be, or will be deemed to be, an admission of liability by the Employee or the Company to each other, or an admission that they or any of their agents, affiliates, or employees have violated any state, federal or local statute, regulation or ordinance or any principle of common law of any jurisdiction, or that they have engaged in any wrongdoing towards each other.

             (k) INDEMNIFICATION. The Employee shall continue to be eligible for indemnification by the Company to the extent provided to other former Executives of the Company, as provided in the Company by-laws as currently in effect, any policy of insurance obtained by the Company or as may be required by Delaware law.

             (l) INTERNAL REVENUE CODE SECTION 409A. It is intended that any amounts payable under this Agreement and the Company's and Employee's exercise of authority or discretion hereunder shall comply with Code Section 409A (including the Treasury regulations and other published guidance relating thereto) so as not to subject the Employee to the payment of any interest or additional tax imposed under Code Section 409A. To the extent any amount payable to Employee from the Company, per this Agreement or otherwise, would trigger the additional tax imposed by Code Section 409A, the payment arrangements shall be modified to avoid such additional tax. This provision includes, but is not limited to, Treasury Regulation Section 1.409A-3(g)(2), relating to a six-month delay in payment of deferred compensation to a "specified employee" (as defined in the Treasury Regulations under Section 409A) upon a separation from service.

        IN WITNESS WHEREOF, this Separation Agreement and General Release has been duly executed as of the Effective Date.



   /s/ Jeff Scherb                    /s/ Patricia R. Willard
   --------------------------         ------------------------------------
        Jeff Scherb                   Heidrick & Struggles
                                      International, Inc.


                                      ------------------------------------
                                      By: Patricia R. Willard
                                      Title: Chief Human Resources Officer

                                  EXHIBIT A
                                  ---------

                         GENERAL RELEASE AND WAIVER
                         --------------------------

        1. This document (the "RELEASE") is attached to, is incorporated into, and forms a part of, a Separation Agreement and General Release, dated December 12, 2006 (the "AGREEMENT") by and between Heidrick & Struggles International, Inc. (the "COMPANY") and Jeff Scherb (the "EMPLOYEE"). Except for (i) a Claim (as defined below) based upon a breach of the Agreement, (ii) a Claim which is expressly preserved by the Agreement, (iii) a Claim duly filed pursuant to the group welfare and retirement plans of the Company, or
   (iv) a claim filed pursuant to any policy of liability insurance or the Company's bylaws, the Employee, on behalf of himself and the other Employee Releasors (as defined below), releases and forever discharges the Company and the other Company Releasees (as defined below) from any and all Claims which the Employee now has or claims, or might hereafter have or claim, whether known or unknown, suspected or unsuspected (or the other Employee Releasors may have, to the extent that it is derived from a Claim which the Employee may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, from the beginning of time to the date affixed beneath the Employee's signature on this General Release and Waiver and shall include, without limitation, Claims (other than those specifically excepted above) arising out of or related to the Letter Agreement dated September 15, 2005, and Claims arising under (or alleged to have arisen under) (a) the Age Discrimination in Employment Act of 1967, as amended; (b) Title VII of the Civil Rights Act of 1964, as amended;
   (c) The Civil Rights Act of 1991; (d) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (e) the Employee Retirement Income Security Act of 1974, as amended; (f) The Immigration Reform Control Act, as amended; (g) The Americans with Disabilities Act of 1990, as amended; (h) The National Labor Relations Act, as amended; (i) The Fair Labor Standards Act, as amended; (j) The Occupational Safety and Health Act, as amended; (k) The Family and Medical Leave Act of 1993; (l) any state or local anti-discrimination law; (m) any state wage and hour law; (n) any other local, state or federal law, regulation or ordinance; (o) any public policy, contract, tort, or common law; or (p) any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters. The Employee further represents that, except as set forth in the following sentence, he has not, and never will, institute against the Company or any of the Company Releasees any action or other proceeding in any court, administrative agency, or other tribunal of the United States, any State thereof or any foreign jurisdiction, with respect to any Claim or cause of action of any type, other than as provided under
   (i), (ii), (iii) or (iv) above, arising or which may have existed at any time prior to the effective date of the Agreement. Excluded from this covenant not to sue are any claims that by law cannot be waived, including but not limited to the right to participate in an investigation conducted by certain government agencies. The Employee is, however, waiving his right to any monetary recovery should any such agency (such as the Equal Employment Opportunity Commission) pursue any claims on his behalf. If the Employee institutes a claim that is not permitted by the foregoing, he agrees to pay the reasonable costs incurred by the Company or any of the Company Releasees in defending such action, including reasonable attorneys' fees, experts' fees and costs.

        2. For purposes of this Release, the terms set forth below shall have the following meanings:

             (a) The term "Agreement" shall include the Agreement and the Exhibits thereto.

             (b) The term "Claims" shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, experts' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

             (c) The term "Company Releasees" shall include the Company and its affiliates and their current, former and future officers, directors, trustees, members, employees, shareholders, partners, assigns and administrators and fiduciaries under any employee benefit plan of the Company and of any affiliate, and insurers, and their predecessors and successors.

             (d) The term "Employee Releasors" shall include the Employee, and his family, heirs, executors, representatives, agents, insurers, administrators, successors, assigns, and any other person claiming through the Employee.

        3. The Employee acknowledges that: (a) the Employee has read and understands this Release and the Agreement in their entirety; (b) the payments and other benefits provided to the Employee under the Agreement exceed the nature and scope of that to which the Employee would otherwise have been entitled to receive from the Company; (c) the Employee has been advised in writing to consult with an attorney about this Release and the Agreement before signing and has had ample opportunity to do so; (d) the Employee has been given twenty-one (21) days to consider this Release and the Agreement before signing; (e) the Employee has the right to revoke this Release in full within seven
   (7) calendar days of signing it by providing written notice to the Company per the notice provisions of Section 16(d) of the Agreement, and that this Release and the Agreement shall not become effective until that seven-day revocation period has expired; and (f) the




   Employee enters into this Release knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration.

                                   * * * *


                                      /s/ Jeff Scherb
                                      ----------------------------
                                      Jeff Scherb


                                      Date: December 13, 2006




                                  EXHIBIT B
                                  ---------

                         NON-QUALIFIED STOCK OPTIONS
                         ---------------------------


           Grant           Number         Option           Vested as of             Forfeited as of            Expiration of
            Date         Of Shares       Exercise           Termination            Termination Date           Vested Options
                                           Price               Date
      05/12/04             20,000         $27.00              13,333                     6,667             None - all vested
                                                                                                           options exercised.
      03/10/05             10,000         $36.17               3,333                     6,667             None - all vested
                                                                                                           options exercised.
      03/03/06             10,000         $32.96                 -                      10,000             None vested.





                                                         RESTRICTED STOCK UNITS
                                                         ----------------------


              Grant Date               Number of Shares               Vested as of               Forfeited as of
                                                                    Termination Date            Termination Date

      03/10/05                               5,000                       1,666                        3,334

      03/10/05                              20,000                         -                         20,000


      03/03/06                               5,000                         -                          5,000


      03/03/06                               2,002                         -                          2,002

